Exhibit 10.41

ROIVANT SCIENCES LTD.

2015 EQUITY INCENTIVE PLAN
PERFORMANCE OPTION GRANT NOTICE

Optionholder:	[NAME] (the “Optionholder”)
Company:	Roivant Sciences Ltd., a Bermuda exempted limited company (the “Company”)
Plan:	Roivant Sciences Ltd. 2015 Equity Incentive Plan (as amended, the “Plan”)
Notice:
The Optionholder has been granted an option to purchase the number of Common Shares set forth below (the “Performance Option”). The Performance Option is subject to the terms of this Performance Option Grant Notice, the Option Agreement, attached hereto as Attachment A, and the Notice of Exercise, attached hereto as Attachment B (such Grant Notice, Option Agreement and Notice of Exercise, collectively, this “Agreement”), and the Plan. Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

Type of Award:	Nonstatutory Stock Option
Common Shares Subject to Performance Option:	[#] Common Shares
Grant Date:	[DATE] (the “Grant Date”)
Vesting Commencement Date:	[DATE] (the “Vesting Commencement Date”)
Expiration Date:	[DATE] (the “Expiration Date”)
Exercise Price:	$[●] per Common Share (the “Exercise Price”)
Vesting:
The Performance Option will vest and become exercisable on the first date that both of the “Service Requirement” and the “Liquidity Event Requirement” have been satisfied (together, the “Vesting Requirements”). Any portion of the Performance Option that has satisfied both of the Vesting Requirements as of any relevant date of determination will be deemed to be vested and exercisable for purposes of this Agreement.

Service Requirement:
The Service Requirement applicable to the Performance Option will be satisfied as follows, subject to the Optionholder’s Continuous Service through each of the dates set forth below (each a “Service Vesting Date”):
•      25% of the Common Shares underlying the Performance Option will satisfy the Service Requirement on the first-anniversary of the Vesting Commencement Date; and
•      following the first-anniversary of the Vesting Commencement Date, the remaining Common Shares underlying the Performance Option will thereafter satisfy the Service Requirement in 36 equal monthly installments.

Liquidity Event Requirement:
The Liquidity Event Requirement applicable to the Performance Option will be satisfied upon the first occurrence of either (i) a Change in Control or (ii) a Public Listing (as defined below), in either case prior to the Expiration Date (the date such Change in Control or Public Listing occurs, the “Liquidity Event Date”).  For the avoidance of doubt, if the Liquidity Event Date does not occur on or before the Expiration Date, the Liquidity Event Requirement will not be deemed satisfied and no portion of the Performance Option will become vested and exercisable. In such case, the Performance Option will be immediately forfeited as of the Expiration Date without the delivery of Common Shares or the payment of any other consideration.
For purposes of this Agreement, , a “Public Listing” means the earliest to occur of (i) any underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission or, at the discretion of the Board, in compliance with the applicable requirements of an internationally-recognized foreign securities exchange, (ii) at the discretion of the Board, the direct listing of the Company’s equity securities on a national or internationally-recognized securities exchange, provided that in any such approval the Board may set forth criteria which must be met in order for such direct listing to qualify as a “Public Listing” for purposes of this Agreement with the goal of ensuring that such direct listing is reasonably expected to provide holders of the Company’s equity securities with a sufficiently liquid trading market for the Company’s equity securities, including without limitation, setting a minimum listing price or VWAP following the listing, or minimum volume requirements, (iii) the closing of an acquisition, purchase, merger or combination of the Company immediately following which the equity securities of the Company (or its successor by merger or combination) is listed or quoted for trading on a national securities exchange or, in the discretion of the Board, an internationally-recognized foreign securities exchange, or (iv) in the discretion of the Board, the closing of an acquisition, purchase, merger or combination of the Company immediately following which the Company is wholly-owned by an entity whose equity securities are listed or quoted for trading on a national securities exchange or a foreign securities exchange.

Payment of Exercise Price:
Upon the exercise by the Optionholder of any vested portion of the Performance Option, the Optionholder will pay to the Company the applicable aggregate Exercise Price of such exercised portion of the Performance Option by one or a combination of the following (as described in the Option Agreement):
•      by cash, check, bank draft, wire transfer or money order payable to the Company; or
•      by a “net exercise” arrangement.

Additional Terms/ Acknowledgements:
The Optionholder acknowledges and agrees that this Agreement may not be modified, amended or revised, except as provided in the Plan. By accepting the Performance Option, the Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ROIVANT SCIENCES LTD.	OPTIONHOLDER

Signature:	Signature:
Print Name:	Print Name:
Title:	Address:

2

Attachment A

ROIVANT SCIENCES LTD.

2015 EQUITY INCENTIVE PLAN
PERFORMANCE OPTION AGREEMENT

This Option Agreement (“Option Agreement”), dated as of the Grant Date set forth in the Performance Option Grant Notice to which this Option Agreement is attached (the “Grant Notice”), is made between Roivant Sciences Ltd. and the Optionholder designated in the Grant Notice.  The Grant Notice, the Option Agreement and the Notice of Exercise (attached as Attachment B to the Grant Notice), collectively, are referred to herein as this “Agreement.”

1.    Vesting. The Performance Option will vest as provided in the Grant Notice. Except as provided in the Grant Notice, vesting will cease upon the termination of the Optionholder’s Continuous Service.

2.    Number Of Shares And Exercise Price. The number of Common Shares subject to the Performance Option and the Exercise Price applicable to the Performance Option, each as set forth in the Grant Notice, will be adjusted for Capitalization Adjustments.

3.    Exercise Restriction For Non-Exempt Employees. If the Optionholder is an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (a “Non-Exempt Employee”), and except as otherwise provided in the Plan, the Optionholder may not exercise all or any portion of the Performance Option until the Optionholder has completed at least six (6) months of Continuous Service measured from the Grant Date, even if the Optionholder has already been an Employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, the Optionholder may exercise any vested portion of the Performance Option prior to such six (6) month anniversary in the case of (i) the Optionholder’s death or disability, (ii) a Change in Control or (iv) the Optionholder’s termination of Continuous Service on the Optionholder’s “retirement” (as defined in the Company’s benefit plans).

4.    Method Of Payment. Unless the Board determined otherwise, the Optionholder must pay the full amount of the aggregate Exercise Price for the Common Shares the Optionholder wishes to exercise. The Optionholder may pay the Exercise Price in cash or by check, bank draft, wire transfer or money order payable to the Company or in any other manner permitted by the Grant Notice.

5.    Whole Shares. The Optionholder may exercise the Performance Option only for whole Common Shares.

6.    Securities Law Compliance. In no event may the Optionholder exercise the Performance Option unless the Common Shares issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that the Optionholder’s exercise and the issuance of the Common Shares would be exempt from the registration requirements of the Securities Act. The exercise of the Performance Option also must comply with all other applicable laws and regulations governing the Performance Option, and the Optionholder may not exercise the Performance Option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

7.    Term. The Optionholder may not exercise the Performance Option before the Grant Date or after the Expiration Date. Notwithstanding anything to the contrary in the Plan, any portion of the Performance Option that has satisfied both of the Vesting Requirements after the Grant Date will be exercisable (including following a termination of Continuous Service) until the earlier of (a) the Expiration Date and (b) the date of the termination of the Optionholder’s Continuous Service for Cause (such period of exercisability, the “Term”). Notwithstanding anything to the contrary herein, in no event will the Performance Option be exercisable after the Expiration Date.

8.    Exercise.

(a)
The Optionholder may exercise any vested portion of the Performance Option during the Term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the aggregate Exercise Price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)
By exercising the Performance Option, the Optionholder agrees that, as a condition to any exercise of the Performance Option, the Company may require the Optionholder to enter into an arrangement providing for the payment by the Optionholder to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of the Performance Option, or (ii) the disposition of Common Shares acquired upon such exercise.

(c)
By exercising the Performance Option, the Optionholder agrees that the Optionholder will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Common Shares or other securities of the Company held by the Optionholder, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. The Optionholder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any of the Optionholder’s Common Shares until the end of such period. The Optionholder also agrees that any transferee of any Common Shares (or other securities) of the Company held by the Optionholder will be bound by this Section 8(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(d)
The Optionholder’s Performance Option and the obligation of the Company to deliver the underlying Common Shares upon exercise of the Performance Option shall be subject in all respects to (i) all applicable federal and state laws, rules and regulations, (ii) any regulation, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board shall, in its sole discretion, determine to be necessary or applicable and (iii) the terms of any Shareholders Agreement entered into by and among the Company and each of the shareholders of the Company that is a party thereto, as may be amended from time to time (the “Shareholders Agreement”).  Moreover, the Performance Option may not be exercised if its exercise, or the receipt of Common Shares pursuant thereto, would be contrary to applicable law.  All Common Shares received upon any exercise of the Performance Option shall be held subject to all of the terms and conditions of the Shareholders Agreement.  The Optionholder hereby agrees to execute and become a party to the Shareholders Agreement as a condition to the grant of the Performance Option and be subject to the rights and obligations thereunder, and the Company may require the Optionholder to execute a joinder to the Shareholders Agreement in connection with the exercise of the Performance Option.

9.    Transferability. Except as otherwise provided in Section 5 of the Plan, the Performance Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during the Optionholder’s life only by the Optionholder.

10.  Right Of Repurchase. The Company will have the right to repurchase all of the Common Shares the Optionholder acquires pursuant to the exercise of the Performance Option upon termination of the Optionholder’s Continuous Service for Cause. Such repurchase will be at the Exercise Price the Optionholder paid to acquire the Common Shares and will be effected pursuant to such other terms and conditions, and at such time, as the Company shall determine.

11.  Option Not A Service Contract. The Performance Option is not an employment or service contract, and nothing in this Agreement or the Plan will be deemed to create in any way whatsoever any obligation on the Optionholder’s part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue the Optionholder’s employment. In addition, nothing in this Agreement or the Plan will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that the Optionholder might have as a Director or Consultant for the Company or an Affiliate.

12.  Withholding Obligations.

(a)
At the time the Optionholder exercises the Performance Option, in whole or in part, and at any time thereafter as requested by the Company, the Optionholder hereby authorizes withholding from payroll and any other amounts payable to the Optionholder, and otherwise agrees to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of the Performance Option.

(b)
Upon the Optionholder’s request, and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested Common Shares otherwise issuable to the Optionholder upon the exercise of the Performance Option a number of whole Common Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Performance Option as a liability for financial accounting purposes). Any adverse consequences to the Optionholder arising in connection with such share withholding procedure shall be the Optionholder’s sole responsibility.

(c)
The Optionholder may not exercise the Performance Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, the Optionholder may not be able to exercise the Performance Option when desired even though the Performance Option (or any portion thereof) is vested, and the Company will have no obligation to issue a certificate for such Common Shares or release such Common Shares from any escrow provided for herein, if applicable, unless such obligations are satisfied.

13.  Tax Consequences. The Optionholder hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionholder’s tax liabilities. The Optionholder will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Performance Option or the Optionholder’s other compensation. In particular, the Optionholder acknowledges that this Performance Option is exempt from Section 409A of the Code only if the Exercise Price specified in the Grant Notice is at least equal to the “fair market value” per share of Common Share on the Grant Date and there is no other impermissible deferral of compensation associated with the option. Because the Common Shares are not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. The Optionholder acknowledges that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and the Optionholder will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

14.  No Rights as a Shareholder Prior to Issuance of Common Shares.  Neither the Optionholder nor any other person shall become the beneficial owner of the Common Shares underlying the Options, nor have any rights to voting, dividends or other rights as a shareholder with respect to any such Common Shares, until and after the Optionholder has exercised such Performance Options and the Common Shares underlying such Performance Options have been actually issued to the Optionholder and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

15.  The Plan.  By accepting any benefit under this Agreement, the Optionholder and any person claiming a benefit under or through the Optionholder shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.  This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

16.  Notices.  Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Optionholder, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionholder at the last address the Optionholder provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Performance Option by electronic means or to request the Optionholder’s consent to participate in the Plan by electronic means. By accepting this Performance Option, the Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Attachment B

ROIVANT SCIENCES LTD.

2015 EQUITY INCENTIVE PLAN
NOTICE OF EXERCISE

[Attached]

B-1